U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 14, 2017

PREMIER PRODUCT GROUP, INC.

(Exact name of small business issuer as specified in its charter)

(Formally known as: VALLEY HIGH MINING COMPANY)

Wyoming	000-51232	68-0582275
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

7151 Kestrel Drive

Missoula, MT 59808

(Address of principal executive offices)

(Registrants telephone number, including area code)

(301) 202-7762

(former name or former address, if changed since last report)

PREMIER PRODUCT GROUP, INC.

1325 Cavendish Drive, Suite 201

Silver Spring, MD 20905

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On February 13, 2017, PREMIER PRODUCTS GROUP INC. entered into an acquisition and stock purchase agreement with SATIC Incorporated.

The terms of the Stock Purchase and Sales set forth in the Agreement; at the Closing, the Shareholders will sell, convey, assign, and transfer the SATIC Shares to PMPG by delivering to PMPG a stock certificate issued in the name of PMPG evidencing the SATIC Shares (the “Share Certificate”). The SATIC Shares transferred to PMPG at the Closing shall constitute 100% of the issued and outstanding equity interests of SATIC.

Consideration

In consideration, upon the closing as part of the terms and subject to the satisfaction of the conditions contained in the Agreement, in consideration of the sale, conveyance, assignment and transfer of the SATIC Shares, PMPG agrees to issue to the Shareholders, ratably apportioned based on their ownership in SATIC , Series S Preferred Stock of PMPG (“PMPG Shares”), which shall be convertible into common shares of PMPG so that the converted shares shall equal 65% of PMPG’s issued and outstanding shares, calculated on a fully diluted basis post the contemplated raise for working capital as described in Article V.3 (f) of the Agreement. The remaining 35% will encompass shares to be issued for the working capital and capital raising activities.

Section 5 Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

Upon closing PMPG will acquiring the business of SATIC, whereby SATIC will become a wholly owned subsidiary of PMPG.

Name Change:

Following to the Closing Date, PMPG will change its corporate name to such name as decided by its Board of Directors (the “Name Change”) and apply for a new trading symbol.

At Closing of acquisition Premier Products Group Inc. new address will be as follow:

SATIC, Inc.

7151 Kestrel Drive

Missoula, MT 59808

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Change in Management and Board.

Upon Closing, Clifford Pope shall resign from the board of directors and all executive positions of PMPG. Mr. B.D. Erickson II, the President of SATIC will assume the position of CEO and Sole Director of PMPG with Clifford Pope staying in a transitional position for the next 30 days.

Also upon Closing, PMPG shall appoint to its board of directors 3 members designated by SATIC. The new board shall appoint replacement officers for PMPG.

Item 8.01 Other Events.

On February 10, 2017 -- Company announced in a Press Release it successfully reduced the net corporate debt by more than 26% over the previous 12 months. The initial reductions included over $417,000 in charges, and the Company will continue with further reductions during the current fiscal year.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized on February 13, 2017.

PREMIER PRODUCT GROUP, INC.

By:	/s/ Clifford Pope
Clifford Pope,
Interim Chief Executive Officer

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